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                        [BOWNE & CO., INC. LETTERHEAD]


FOR IMMEDIATE RELEASE
---------------------


                    BOWNE ANNOUNCES FISCAL YEAR-END CHANGE


NEW YORK, October 31 - Bowne & Co., Inc. (AMEX:BNE) announced today that pursuant to a resolution adopted by the Board of Directors, it determined, on October 30, 1997, to change the date for the end of its fiscal year from October 31 to December 31. Fiscal 1997 now will include the 12-month period beginning January 1, 1997, and ending December 31, 1997. A report covering the two-month transition period of November 1 through December 31, 1996, will be filed on Form 10-Q no later than December 15, 1997. The results for the year ended December 31, 1997, will be reported on Form 10-K no later than March 31, 1998.

          "Several factors prompted us to change our fiscal year-end," stated Robert M. Johnson, Bowne's chairman and CEO. "Since most companies listed on the major exchanges have a December 31 fiscal year-end, Bowne believes that conversion to a calendar year-end will simplify communications with investors and shareholders."

          Established in 1775, Bowne & Co., Inc. is an information technology company with 57 locations in North and South America, Europe and Asia. The world's largest financial printer, Bowne is also the leading provider of electronic filing services to the securities industry and the leader in software localization and translation.

          Bowne's information management services include Internet and intranet design and development; website localization and translation; document-building solutions and digital print-on-demand services -- in multiple languages and in print and electronic formats. Bowne provides outsourcing solutions to meet client's needs for reprographics, document creation, management, printing and distribution. Additional information on Bowne is available at http://www.bowne.com.